EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY



                                                                      Jurisdiction of
Subsidiary                                                     Incorporation or Organization
----------                                                     -----------------------------
I.H.F.P., Inc.                                                         Delaware
Luck's, Incorporated                                                   Delaware
M. Polaner, Inc.                                                       Delaware
International Home Foods (Canada), Inc.                                Canada
3423425 Canada Ltd                                                     Canada
Heritage Brands Holdings, Inc.                                         Delaware
Heritage Brands, Inc.                                                  Delaware
Campfire, Inc.                                                         Delaware
Bumble Bee Seafoods, Inc.                                              Delaware
Sociedad Ecuatoriana de Alimentos
    Frigorificos Manta C.A.                                            Ecuador
Commerce Distributing Company                                          Delaware
Santa Fe Springs Holding Company                                       Delaware
BBII Acquisition Corporation                                           Delaware
Pesquena Manteuse de Alun
   Mantatun, S.A.                                                      Ecuador
Mayaguez Water Treatment Co., Inc.                                     Puerto Rico
DM US Holding Corp.                                                    Delaware
HMTF Mexico Holdings, S.A. de C.V.                                     Mexico
Productos Del Monte, S.A. de C.V.                                      Mexico
Frutas Y Verduras Selectas, S. de R.L. de C.V.                         Mexico
Creative Products, Inc. of Rossville                                   Delaware
Orleans Acquisition Corp.                                              Delaware
IHF/GM Holding Corp.                                                   Delaware
IHF/GM Acquisition Corp.                                               Delaware
